As filed with the Securities and Exchange Commission on December 24, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Vector Group Ltd.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0949535 (I.R.S. Employer Identification No.)

4400 Biscayne Boulevard Miami, Florida 33137 (305) 579-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)
J. Bryant Kirkland III
Vice President & Chief Financial Officer
Vector Group Ltd.
4400 Biscayne Blvd.
Miami, Florida 33137
(305) 579-8000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley, Esq.
O’Melveny & Myers LLP
400 S. Hope Street
Los Angeles, CA 90071
(213) 430-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.10 par value per share	2,227,552 shares (1)	$21.21	$47,246,378	$5,490.03
Common Stock, $0.10 par value per share	2,227,552 shares (2)	$21.21	$47,246,378	$5,490.03
Total				$10,980.06

(1)
Represents 2,227,552 shares of common stock issued on March 14, 2014 upon conversion of $25.0 million aggregate principal amount of 6.75% Variable Interest Senior Convertible Notes due 2014 issued by the registrant on May 11, 2009 (the “Notes”).

(2)
Represents 2,227,552 shares of common stock issuable upon conversion of $25.0 million aggregate principal amount of Notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), in addition to the shares of common stock set forth in this table, the number of such shares registered hereby includes such additional indeterminate number of shares of common stock as may be issuable from time to time upon conversion of the Notes as a result of share splits, share dividends and the anti-dilution provisions thereof.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee under Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the number of shares of common stock listed above and $21.21, the average of the high and low sales prices per share of Vector Group Ltd. common stock as reported on the New York Stock Exchange on December 22, 2014.

PROSPECTUS
Vector Group Ltd.
2,227,552 Shares of Common Stock
and
Shares of Common Stock Issuable upon Conversion of
6.75% Variable Interest Senior Convertible Notes due 2015

This prospectus relates to shares of common stock of Vector Group Ltd. that may be offered for sale from time to time by one of our current securityholders. Vector Group Ltd. issued $50,000,000 aggregate principal amount of 6.75% Variable Interest Senior Convertible Notes due 2014 to the Frost Nevada Investments Trust in a private placement transaction on May 11, 2009. On March 14, 2014, the Frost Nevada Investments Trust converted $25,000,000 aggregate principal amount of the 6.75% Variable Interest Senior Convertible Notes due 2014 into 2,121,479 shares of our common stock and on September 26, 2014, we issued 106,073 shares of common stock as a stock dividend on these shares.
On November 14, 2014, we extended the maturity of the remaining $25,000,000 aggregate principle amount of 6.75% Variable Interest Senior Convertible Notes, which were originally due November 15, 2014, to February 15, 2015. We use the term “Notes” to refer to the 6.75% Variable Interest Senior Convertible Notes due 2014 prior to November 14, 2014 and the 6.75% Variable Interest Senior Convertible Notes due 2015 from and after such date.
This prospectus may be used by the selling securityholder to sell the 2,227,552 shares of our common stock currently held by the selling securityholder and the shares of our common stock issuable upon conversion of the $25,000,000 aggregate principal amount of Notes that remain outstanding. After registration, the selling securityholder may sell the shares of our common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares of common stock may be sold at the market price at the time of such sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of the shares.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “VGR.” On December 24, 2014, the last reported sale price of our common stock was $21.38 per share on the NYSE.
We will not receive any proceeds from the sale by the selling securityholder of shares of our common stock, including shares of our common stock issuable upon conversion of the Notes. Other than any selling commissions and fees , we will pay all costs and expenses of the registration of the common stock covered by this prospectus, and certain other expenses.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 24, 2014.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, the selling securityholder may from time to time sell the shares of Vector Group Ltd. common stock described in this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling securityholder has not, authorized anyone to provide you with information different from that contained in this prospectus. The selling securityholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.
References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms mean Vector Group Ltd. and its consolidated subsidiaries and “Vector” means Vector Group Ltd., unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains our reports, proxy and other information regarding us at www.sec.gov. Our SEC filings are also available free of charge at our website at www.vectorgroupltd.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.
This prospectus and any prospectus supplement we may file constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered and does not contain all of the information included in the registration statement. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, as indicated above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede the information included in or incorporated by reference in this prospectus.
We incorporate by reference in this prospectus the following documents we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 3, 2014;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2014;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 12, 2014, July 30, 2014 and October 31, 2014, respectively;

•
our Current Reports on Form 8-K filed with the SEC on March 14, 2014, March 18, 2014, March 19, 2014 (with respect to Item 1.01 only), March 24, 2014 (other than Item 7.01 and the corresponding Exhibit 99.1), April 15, 2014, May 16, 2014, June 19, 2014 (with respect to Item 8.01 and the corresponding Exhibit 99.3 only), July 1, 2014, July 25, 2014, August 8, 2014, October 6, 2014 (with respect to Item 8.01 and the corresponding Exhibit 99.1 only) and November 17, 2014; and

•
the description of our common stock contained in the Registration Statement on Form S-3 filed with the SEC on November 9, 2002, including any subsequently filed amendments and reports updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until all the securities to which this prospectus relates are sold shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
We will provide to each person to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You should direct requests for documents to:
Vector Group Ltd.
Attention: Investor Relations
4400 Biscayne Boulevard
Miami, Florida 33137
(305) 579-8000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to:

•	economic outlook;

•	capital expenditures;

•	cost reduction;

•	legislation and regulations;

•	cash flows;

•	operating performance;

•	litigation;

•	impairment charges and cost saving associated with restructurings of our tobacco operations; and

•	related industry developments (including trends affecting our business, financial condition and results of operations).

We identify forward-looking statements in this report by using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may be”, “objective”, “plan”, “seek”, “predict”, “project” and “will be” and similar words or phrases or their negatives.

The forward-looking information involves important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, without limitation, the following:

•	general economic and market conditions and any changes therein, due to acts of war and terrorism or otherwise;

•	governmental regulations and policies;

•	effects of industry competition;

•	impact of business combinations, including acquisitions and divestitures, both internally for us and externally in the tobacco industry;

•
impact of legislation on our competitors’ payment obligations, results of operations and product costs, i.e. the impact of federal legislation eliminating the federal tobacco quota system and providing for regulation of tobacco products by the U.S. Food and Drug Administration;

•	impact of substantial increases in federal, state and local excise taxes;

•	uncertainty related to product liability litigation including the Engle progeny cases pending in Florida; and

•	potential additional payment obligations for us under the Master Settlement Agreement entered into with the states.

We caution you that any forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference are not guarantees of future performance and you should not place undue reliance on these forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as updated under Part II, Item 1A. “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as such risk factors may be further amended, supplemented or superseded from time to time by other reports we file with the SEC.

Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, there is a risk that these expectations will not be attained and that any deviations will be material. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

VECTOR GROUP LTD.
We are a Delaware corporation and a holding company and are engaged principally in:

•	the manufacture and sale of cigarettes in the United States through our Liggett Group LLC and Vector Tobacco Inc. subsidiaries,

•	the sale of electronic cigarettes in the United States market through our Zoom E-Cigs LLC, or Zoom, subsidiary, and

•
the real estate business through our New Valley LLC subsidiary, which is seeking to acquire additional operating companies and real estate properties. New Valley owns 70.59% of Douglas Elliman, which operates the largest residential brokerage company in the New York metropolitan area.

On December 13, 2013, an affiliate of New Valley LLC acquired an additional 20.59% interest in Douglas Elliman from Prudential Real Estate Financial Services of America, Inc. The acquisition increased our ownership of Douglas Elliman from 50% to 70.59%. Consequently, after December 13, 2013, we consolidate the operations and financial position of Douglas Elliman.

Zoom entered the United States e-cigarette market in limited retail distribution outlets in 2014. Zoom’s operations are included in our “E-Cigarettes” reporting segment. Our exposure to Zoom, as of September 30, 2014, was approximately $10,700, which was primarily comprised of Zoom's inventory.

Our principal executive offices are located at 4400 Biscayne Boulevard, Miami, Florida 33137, our telephone number is (305) 579-8000 and our web site is http://www.vectorgroupltd.com. You should not consider information contained on our web site or that can be accessed through our web site to be part of this prospectus.

RISK FACTORS
Investing in any of our securities involves a high degree of risk. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

The selling securityholder will receive all the proceeds from the sale of our common stock under this prospectus. We will not receive any proceeds from the sale of our common stock by the selling securityholder.

SELLING SECURITYHOLDER
On May 11, 2009, Vector Group Ltd. entered into a purchase agreement with Frost Nevada Investments Trust, pursuant to which we issued $50.0 million aggregate principal amount of the Notes in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. For purposes of this prospectus, references to “selling securityholder” includes its transferees, pledgees, assignees, distributes, donees or successors or others who later hold any of the securityholders’ interests. Our registration of the 2,227,552 shares of our common stock held by the selling securityholder listed below, and the shares of common stock issuable upon conversion of the remaining $25.0 million aggregate principal amount of the Notes held by the selling securityholder listed below does not necessarily mean that the selling securityholder will sell all or any of such common stock.

The following table sets forth information as of December 24, 2014 with respect to the selling securityholder and the common stock beneficially owned by such selling securityholder that may be offered under this prospectus. The information is based on information that has been provided to us by or on behalf of the selling securityholder named in the table, and does not necessarily indicate beneficial ownership for any other purpose. The number of shares of common stock issuable upon conversion of the remaining $25.0 million outstanding aggregate principal amount of the Notes is subject to adjustment under certain circumstances described in the Notes. Accordingly, the number of shares of common stock issuable upon conversion of the Notes and the number of shares beneficially owned and offered by the selling securityholder pursuant to this prospectus may increase or decrease from that set forth in the table below. We have assumed for purposes of the table below that the selling securityholder will sell all of the 2,227,552 shares of our common stock currently held by the selling securityholder and all of the common stock issuable upon conversion of the remaining $25.0 aggregate principal amount outstanding of the Notes pursuant to this prospectus, and that any other shares of our common stock beneficially owned by the selling securityholder will continue to be beneficially owned.
Information regarding the selling securityholder may change over time. In particular, the selling securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of any such securities since the date on which they provided us information regarding their holdings in transactions exempt from the registration requirements of the Securities Act.
For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 of the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling securityholder has sole or shared voting power or investment power and also any shares which the selling securityholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights. The percent of beneficial ownership for the selling securityholder in the table below is based on 114,500,921 shares of our common stock outstanding as of December 24, 2014.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Selling Securityholder	Number	Percentage	Number of Shares Being Offered (2)	Number	Percentage
Dr. Phillip Frost (1)	17,883,559	15.3%	4,455,104	13,428,455	11.7%

(1)
The shares shown in the table above as beneficially owned by Dr. Frost include 13,415,056 shares of common stock held by Frost Gamma Investments Trust, a trust organized under Florida law, 2,227,552 shares of common stock held by Frost Nevada Investments Trust (the “Nevada Trust”), and 2,227,552 shares of common stock issuable upon the conversion of the Notes held by the Nevada Trust. As the sole trustee, Dr. Frost may be deemed the beneficial owner of all shares owned by the trusts, by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by the trusts. The shares shown in the table above as owned by Dr. Frost also include 11,025 shares beneficially owned by Mrs. Patricia Frost, Dr. Frost’s spouse, as to which shares Dr. Frost disclaims beneficial ownership.

(2)
The shares shown in the table above as being offered hereby represent the 2,227,552 shares of common stock held by the Nevada Trust and the 2,227,552 shares of common stock issuable upon the conversion of the Notes held by the Nevada Trust. Dr. Frost is the sole trustee of the Nevada Trust and may be deemed to share beneficial ownership of the securities held by the Nevada Trust with the Nevada Trust. Frost-Nevada Limited Partnership is the sole and exclusive beneficiary of the Nevada Trust. Dr. Frost is one of five limited partners of Frost-Nevada Limited Partnership and the sole shareholder of Frost-Nevada Corporation, the sole general partner of Frost-Nevada Limited Partnership.

Related Party Transactions with Dr. Frost and Related Entities of Dr. Frost
We beneficially own 8.2% of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), or LTS, and various executive officers and directors of the Company serve as officers and members of the Board of Directors of LTS. Since September 2006, we have had an agreement with LTS, as subsequently amended, pursuant to which we agreed to make available to LTS the services of Richard J. Lampen, our Executive Vice President, to serve as the President and Chief Executive Officer of LTS and to provide certain other financial, accounting and tax services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002. LTS paid us $750,000 for 2013 under the agreement and is paying us at a rate of $850,000 per year in 2014. The agreement is terminable by either party upon 30 days’ prior written notice. LTS paid compensation of $1,250,000 in 2013 to each of Howard M. Lorber, our President and Chief Executive Officer, who serves as Vice Chairman of LTS, and Mr. Lampen, who serves as President, Chief Executive Officer and as a director of LTS. Mr. Lampen is being reimbursed by LTS, on an after-tax basis, for various automobile expenses and health and dental insurance premiums.  The total amount for 2013 was $31,454.  The arrangement has been continued in 2014.

On November 4, 2011, we were part of a consortium, which included Dr. Phillip Frost and Mr. Lampen, our Executive Vice President that entered into a loan agreement with Ladenburg Thalmann Financial Services Inc., or LTS. The total amount lent to LTS was $165,000,000 and Vector’s portion of the loan was $15,000,000. Interest on the loan is payable quarterly by LTS at 11% per annum and commenced on December 31, 2011. We recorded interest income of $261,000, $1,650,000 and $1,809,718 for the years ended December 31, 2011, 2012 and 2013, respectively, and $418,168 for the nine months ended September 30, 2014. At December 31, 2013, the balance of the Company’s portion of the loan was $4,653,080 as LTS repaid $10,346,920 of the loan in 2013. At September 30, 2014, the balance of the Company's portion of the loan was $3,719,664 and LTS had repaid $933,416 of the loan as of September 30, 2014. Dr. Frost is a director, executive officer and/or more than 10% shareholder of LTS.

In June 2013, we acquired in a public offering 240,000 shares of LTS Preferred Stock for $6,000,000 and received dividends of $286,686 from LTS Preferred Stock in 2013 and $360,000 for the nine months ended September 30, 2014. On August 15, 2013, we acquired in the open market an additional 300,000 common shares of LTS for $501,000. After the purchase, we beneficially own 14,191,205 LTS shares or 8.2% of the LTS common shares.

We beneficially own an approximate 8.3% interest in Castle Brands Inc. ("Castle") (NYSE MKT: ROX), a publicly-traded developer and importer of premium branded spirits. Mr. Lampen serves as Castle's President and Chief Executive Officer and Henry C. Beinstein, a member of our Board of Directors, serves as a director of Castle. In October 2008, we entered into an agreement with Castle where we agreed to make available the services of Mr. Lampen to serve as the President and Chief Executive Officer of Castle as well as other financial, accounting and tax services. We recognized management fees of $100,000 in 2013 under the agreement and Castle is paying us at a rate of $100,000 per year in 2014. In October 2013, Vector purchased $200,000 of Castle convertible debt, which bears interest at 5% per annum, due in 2018. The notes are convertible into Castle shares at $0.90 per share. On February 20, 2014, we exercised 357,796 Warrants to purchase Castle common stock at an exercise price of $0.38 per share. On February 24, 2014, Castle's Series A Preferred Stock, and all accrued dividends thereon, was converted into common shares in a mandatory conversion. We received 884,787 Common Shares of Castle from the conversion of

217.5397 shares of Series A Preferred Stock previously held by us. Dr. Frost is a more than 10% shareholder of Castle.

In addition to our interests in LTS and Castle, we have made investments in other entities where Dr. Frost has a relationship. These include: (i) four investments in 2006, 2008, 2009 and 2011 totaling approximately $12,787,000 in common stock of OPKO Inc. (NYSE MKT: OPK) and another $5,000,000 investment in OPKO Inc. in 2013 (in OPKO, Inc. convertible bonds through our Accommodations Acquisition Corp. subsidiary); (ii) a $500,000 investment in 2008 for 2,259,796 shares in Tiger X Medical Inc. (formerly known as Cardo Medical Inc. (OTC BB: CDOM)); and (iii) a $250,000 investment in 2008 in Cocrystal Discovery Inc. Dr. Frost is a director, executive officer and/or more than 10% stockholder of those entities. Additional investments in entities where Dr. Frost has a relationship may be made in the future.

In September 2012, we entered into an office lease with Frost Real Estate Holdings, LLC, an entity affiliated with Dr. Frost. The lease is for 12,390 square feet of space in an office building in Miami, Florida. The initial term of the lease is five years, subject to two optional five-year term extensions. Payments under the lease commenced in May 2013. The lease provides for payments of $30,975 per month in the first year increasing to $35,202 per month in the fifth year, plus applicable sales tax. The rent includes operating expenses, property taxes and parking. A $220,000 tenant improvement allowance will be credited to the rent pro-rata over the initial five-year term. In connection with the execution of the lease, we received the advice and opinion of a commercial real estate firm that the lease terms were fair and that we received terms favorable in the market. We recorded rent expense associated with the lease of $253,535 for the year ended December 31, 2013 and $285,230 for the nine months ended September 30, 2014.

Unless otherwise indicated herein, the selling securityholder does not, and within the past three years has not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION
The selling securityholder, including their pledgees, donees, transferees, distributes, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling securityholder will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares of common stock covered by this prospectus, but they will pay any and all underwriting discounts and, selling commissions, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby.
The common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholder; or

•
through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers of the common stock offered by this prospectus.

The aggregate proceeds to the selling securityholder from the sale of the common stock offered by this prospectus will be the purchase price paid for such shares, less discounts and commissions, if any. The selling securityholder reserves the right to accept and, together with their agents from time to time, reject, in whole or in part any proposed purchase of common stock to be made directly or through agents.
The selling securityholder and any such broker-dealers or agents who participate in the distribution of the common stock offered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. As a result, any profits on the sale of such shares by the selling securityholder and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholder is deemed to be an underwriter, the selling securityholder may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling securityholder is deemed to be an underwriter, the selling securityholder will also be subject to the prospectus delivery requirements of the Securities Act.
The common stock covered by this prospectus may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale or prices related to prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.
These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with sales of the common stock offered by this prospectus or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling securityholder may also sell the common stock short and deliver shares of the common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell the common stock.
To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the common stock offered hereby. The selling securityholder might not sell any or all of the common stock offered by it using this prospectus. The selling securityholder might instead transfer, devise or gift any such shares by other means not described in this prospectus, including pursuant to one or more transactions exempt from registration under the Securities Act, if available. In addition, any such shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of the common stock through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of common stock, including:

•	the number of shares of common stock offered;

•	the price of such share of common stock;

•	the proceeds to the selling securityholder from the sale of such common stock;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concession allowed to paid to dealers.
The selling securityholder and any other person participating in a distribution of the common stock offered by this prospectus will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling securityholder and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed for a period of time before the commencement of such distribution. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
We may suspend the use of this prospectus for any period and at any time, including, without limitation, in the event of pending corporate developments, public filings with the SEC, and similar events.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by our general counsel, Marc N. Bell.
EXPERTS

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Vector Group Ltd. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and financial statement schedule of Liggett Group LLC incorporated in this Prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and financial statement schedule of Vector Tobacco Inc. incorporated in this Prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Douglas Elliman Realty, LLC incorporated in this Prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following are the expenses incurred in connection with the issuance and distribution of 2,227,552 shares of our common stock held by Frost Nevada Investments Trust and the shares of our common stock issuable upon conversion of our 6.75% Variable Interest Senior Convertible Notes due 2015. We will pay all of these expenses. All amounts are estimates, except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$10,981
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	20,000
Miscellaneous	10,000
Total	$80,981

Item 15. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation eliminates such personal liability of our directors under such terms.

We also maintain liability insurance for the benefit of our directors and officers.

Item 16. Exhibits
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii    ) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
(i)     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Vector Group Ltd. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 24th day of December 2014.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Richard J. Lampen, Marc N. Bell and J. Bryant Kirkland III, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Howard M. Lorber
Howard M. Lorber	President and Chief Executive Officer (Principal Executive Officer)	December 24, 2014
/s/ J, Bryant Kirkland III
J. Bryant Kirkland III	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 24, 2014
/s/ Stanley S. Arkin
Stanley S. Arkin	Director	December 24, 2014
/s/ Henry C. Beinstein
Henry C. Beinstein	Director	December 24, 2014
/s/ Ronald J. Bernstein
Ronald J. Bernstein	Director	December 24, 2014
/s/ Bennett S. LeBow
Bennett S. LeBow	Director	December 24, 2014
/s/ Jeffery S. Podell
Jeffery S. Podell	Director	December 24, 2014
/s/ Jean E. Sharpe
Jean E. Sharpe	Director	December 24, 2014

EXHIBIT INDEX

Exhibit Number
3.1
Amended and Restated Certificate of Incorporation of Vector Group Ltd. (formerly known as Brooke Group Ltd.) (“Vector”) (incorporated by reference to Exhibit 3.1 in Vector’s Form 10-Q for the quarter ended September 30, 1999).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K dated May 24, 2000).
3.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector Group Ltd. (incorporated by reference to Exhibit 3.1 in Vector’s Form 10-Q for the quarter ended June 30, 2007).

3.4	Amended and Restated By-Laws of Vector Group Ltd. (incorporated by reference to Exhibit 3.4 in Vector’s Form 8-K dated October 19, 2007).
4.1
6.75% Variable Interest Senior Convertible Note, dated May 11, 2009, of Vector Group Ltd. issued to Frost Nevada Investments Trust (incorporated by reference to Exhibit 4.1 of Vector’s Form 8-K dated May 11, 2009).

4.2	First Addendum to 6.75% Variable Interest Senior Convertible Note (incorporated by reference to Exhibit 4.2 of Vector’s Form 8-K dated November 14, 2014).
5.1*	Opinion of Marc N. Bell, General Counsel of Vector Group Ltd.
23.1*	Consent of Marc N. Bell, General Counsel of Vector Group Ltd. (contained in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (with respect to financial statements of Vector Group Ltd.).
23.3*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (with respect to financial statements of Liggett Group LLC).
23.4*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (with respect to financial statements of Vector Tobacco Inc.).
23.5*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (with respect to financial statements of Douglas Elliman Realty, LLC).
24.1*	Power of Attorney (included on signature page to the registration statement).
___________________________
*Filed herewith.